                                                                      Exhibit 11


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------

                                                             Fiscal year ended
                                            ----------------------------------------------------
                                            March 28, 1997     March 29, 1996     March 31, 1995
                                            --------------     --------------     --------------
PRIMARY
-------

Average shares outstanding                     8,955,000          8,930,000          9,150,000

Net effect of dilutive stock
       options - based on the
       treasury stock method using
       average market price                      158,000            142,000            153,000
                                             -----------        -----------        -----------

                 TOTAL                         9,113,000          9,072,000          9,303,000
                                             -----------        -----------        -----------

       Net income                            $24,656,000        $19,766,000        $13,684,000
                                             -----------        -----------        -----------

       Net income per share                  $      2.71        $      2.18        $      1.47
                                             ===========        ===========        ===========

FULLY DILUTED
-------------

Average shares outstanding                     8,955,000          8,930,000          9,150,000

Net effect of dilutive stock
  options - based on the
  treasury stock method using greater
  of year-end or average market price            158,000            155,000            153,000
                                             -----------        -----------        -----------

                 TOTAL                         9,113,000          9,085,000          9,303,000
                                             -----------        -----------        -----------

       Net income                            $24,656,000        $19,766,000        $13,684,000
                                             -----------        -----------        -----------

Net income per share                         $      2.71        $      2.18        $      1.47
                                             ===========        ===========        ===========






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